Exhibit 10.2

INTERCREDITOR AND SUBORDINATION AGREEMENT

THIS INTERCREDITOR AND SUBORDINATION AGREEMENT, dated as of April __, 2016, (this “Agreement”), is by and among Intellect Neurosciences, Inc., a Delaware corporation (the “Company”), the parties identified on Schedule A hereto (“Senior Lenders”) and the parties identified on Schedule B hereto (the “Junior Lenders” and together with Company and Senior Lenders each a “Party” and collectively the “Parties”).

WITNESSETH:

WHEREAS, Seniors Lenders have entered into financing arrangements with the Company pursuant to a Securities Purchase Agreement of date herewith (the “SPA”) pursuant to which the Company has issued or will issue the notes to the Senior Lenders as set forth on Schedule A (the “Senior Notes” and all the Company’s obligations under the Senior Notes referred as the “Senior Debt”); and

WHEREAS, Company previously issued notes to the Junior Lenders as set forth on Schedule B (the “Junior Notes” and all the Company’s obligations under the Junior Notes referred as the “Junior Debt”); and

WHEREAS, as a condition to the Senior Lenders agreeing to enter into the SPA and purchase the Senior Notes, the Senior Lenders have required the Parties to enter into this Agreement to (i) set the relative priority of the payments of the Senior Debt and Junior Debt, and (ii) provide for the orderly sharing payments by the Company among the Senior Lenders and Junior Lenders.

NOW THEREFORE, in consideration of the mutual benefits accruing to Parties hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.	DEFINITIONS.

As used in this Agreement, the following terms shall have the meanings ascribed to them below:

“Available Proceeds” means the gross proceeds of a Minor Liquidity Event less $750,000 and less any license payments due by the Company to its Licensors required to be immediately paid as a result of the occurrence of the Minor Liquidity Event.

“Electing Holders” means the Senior Lender, if any, that elect to accelerate a portion of the Notes pursuant to Section 6(b)(ii) of the Senior Notes.

“Insolvency Proceeding” means, as to the Company, any of the following, occurring after the date hereof: (i) any case or proceeding with respect to the Company under the U.S. Bankruptcy Code, any other federal, state or provincial bankruptcy, insolvency, reorganization or other law affecting creditors’ rights generally or any other or similar proceedings of any other jurisdiction or otherwise seeking any stay, reorganization, arrangement, liquidation, dissolution, composition or readjustment of the obligations and indebtedness of the Company, or (ii) any proceeding seeking the appointment of any receiver, administrative receiver, receiver and manager, examiner, judicial custodian, trustee, liquidator, official manager, administrator or similar official for the Company or any material part of its properties, or (iii) any proceedings for liquidation, dissolution or other winding up of the business of the Company, or (iv) the sale of all or substantially all of the assets or capital stock of the Company, or (v) any assignment for the benefit of creditors or any marshaling of assets of the Company.

“Major Liquidity Event” shall have the meaning set forth in the Senior Notes.

“Minor Liquidity Event” shall have the meaning set forth in the Senior Notes.

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“Senior Notes” shall mean all notes issued pursuant to the SPA. In the event of multiple closings under the SPA, Schedule A shall be amended to include all Senior Notes issued in the future.

2.	Priority

2.1           Subordination. Except as set forth in Section 2.2, Junior Lenders, hereby agree that during the term of this Agreement, and notwithstanding anything in the Junior Debt documents to the contrary, the Junior Notes are subordinated in right of payment to the prior final and indefeasible payment in cash to the Senior Lenders and performance of the Senior Debt in full, in the manner and to the extent provided for herein, and that such subordination is for the benefit of the Senior Lenders. The Junior Lenders hereby further agree that except as otherwise specifically permitted herein, prior to the final and indefeasible payment in cash to Senior Lenders and performance of the Senior Debt in full, Junior Lenders will not request, demand, take, accept, or receive any distribution from or on behalf of the Company in connection with the Junior Debt. Junior Lenders further agree not to commence any action to collect the Junior Debt until the senior Debt is indefeasibly paid in cash to the Senior Lenders.

2.2           Payments to a Specified Junior Lender. Upon the closing of the funding pursuant to the SPA, the Company shall pay the sum of $100,000 to the Junior Lenders to be credited against the amounts outstanding on the Junior Notes. Upon the occurrence of a Major Liquidity Event, the Company shall make a payment or series of payments of $1,000,000 in the aggregate to the Junior Lenders to be credited against the amounts outstanding on the Junior Notes (the “Major Liquidity Junior Payment”). Upon a Minor Liquidity Event, the Company shall make a payment to the Junior Lenders against the Junior Notes in an amount determined by multiplying $1,000,000 by a percentage determined by dividing the proceeds received in the Minor Liquidity Event by $7,500,000 (the “Minor Liquidity Junior Payment” and together with the Major Liquidity Junior Payment the “Junior Liquidity Payments”). However, in no event shall the Company be obligated to pay more than the Available Proceeds upon a Minor Liquidity Event. If the Available Proceeds are less than the aggregate of the Minor Event Payments (as defined in the Senior Notes) due to all Electing Holders plus the Minor Liquidity Junior Payment (the “Accelerated Amount”), then the Available Proceeds shall be apportioned among the Electing Holders and Junior Lenders pro rata to their portion of the Accelerated Amount. Any Minor Liquidity Junior Payment in excess of the Junior Lenders’ pro rata portion of the Accelerated Amount will be deemed not to have been accelerated. Further no Junior Liquidity Payments shall be made unless the Company previously or contemporaneously pays to the Senior Lenders any amounts due on the Senior Notes as a result of any acceleration elections made by the Senior Lenders upon a Major Liquidity Event or Minor Liquidity Event.

2.3           Extension of Maturity.  The Company and Junior Lenders hereby agree that the Maturity Date of each Junior Note is hereby extended to the later of (i) the Second Anniversary of the Milestone Liquidity Event; or (ii) April [RC], 2021.

3.	MISCELLANEOUS.

3.1           Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the Parties. Neither party hereto may assign or permit the assignment of its obligations without first requiring the assignee of such obligation to assume such assigning party’s rights and obligations under this Agreement. Except as required by the preceding sentence, neither party may assign its rights or obligations under this Agreement without the other party’s prior written consent.

3.2           Insolvency. This Agreement shall be applicable both before and after any Insolvency Proceeding by or against the Company and all converted or succeeding cases in respect thereof, and all references herein to the Company shall be deemed to apply to an agent for the Company as debtor-in-possession. The relative rights of Senior Lenders, on the one hand, and Junior Debtors, on the other, to repayment of the Senior Debt and the Junior Debt, respectively, and in or to any distributions from or in respect of the Company, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, the Company as debtor-in-possession.

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3.3           Governing Law; Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State and County of New York for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(b) EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS AGREEMENT AND HAS HAD AN OPPORTUNITY TO SEEK SEPARATE COUNSEL OF ITS OWN CHOICE TO REVIEW THIS AGREEMENT, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

3.4           Injunctive Relief. Each Party acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to the other and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, the non-breaching party shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.

3.5           Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the Parties.

3.6           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.

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3.7           Notices. Any notice, demand or request required or permitted to be given by the respective parties hereto pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

To the Company:

Intellect Neurosciences, Inc.

Attn: Mr. Elliot M. Maza, Chief Executive Officer

550 Sylvan Ave., Englewood Cliffs, NJ 07632

Email: emaza@intellectns.com

Tel: (201) 608–5101

Fax: (201) 608–5103

With a copy by telecopier only to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

Attn: Arthur Marcus, Esq.

Tel: (212) 930-9700

Fax: (212) 930-9725

To Senior Lenders:      To the addresses and facsimile numbers listed on Schedule A hereto.

To Junior Lenders:      To the addresses and facsimile numbers listed on Schedule B hereto.

Any Party may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other Parties in conformity with this Section, but such change shall not be effective until notice of such change has been received by the other Party.

3.8           Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by Assignors and Secured Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

3.9           Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

COMPANY

INTELLECT NEUROSCIENCES, INC.

A Delaware corporation

By:

Name: Elliot Maza

Title: Chief Executive Officer and CFO

SENIOR LENDERS

By:	By:

Name:	Name:

Title:	Title:

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Name:	Name:

Title:	Title:

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Name:	Name:

Title:	Title:

By:	By:

Name:	Name:

Title:	Title:

By:	By:

Name:	Name:

Title:	Title:

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JUNIOR LENDERS

By:	By:

Name:	Name:

Title:	Title:

By:	By:

Name:	Name:

Title:	Title:

By:

Name:

Title:

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TABLE OF SCHEDULES

Schedule A: List of Senior Lenders

Schedule B: List of Junior Lenders

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